Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DIH Holding US, Inc.

Norwell, MA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 12, 2023, relating to the combined financial statements of DIH Holding US, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, May 12, 2023

/s/ BDO AG

BDO AG

Christoph Tschumi	Philipp Kegele